SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): May 27, 2005

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 1.01 Entry into a Definitive Material Agreement

On May 27, 2005, Purepac Pharmaceutical Co. ("Company"), a wholly-owned subsidiary of Alpharma Inc., and Shasun Chemicals & Drugs Limited ("Shasun"), entered into a Master Development and Manufacturing Agreement, effective May 27, 2005, pursuant to which Shasun has agreed to (i) develop active pharmaceutical ingredients and final formulations and (ii) manufacture finished products, for exclusive sale by the Company worldwide. The Company will have responsibility for regulatory filings and will own all intangible assets developed by the partnership. During the period of exclusive sales by the Company, Shasun will be entitled to a portion of the profits on these sales and the Company will reimburse Shasun for certain development and manufacturing costs. Ten products, with launch dates commencing in 2007, have been initially selected for this arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Name: Robert F. Wrobel Title: Executive Vice President and CLO

Date: June 2, 2005